# EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into effective as of June 1, 2007 by and between Material Technologies, Inc., a Delaware corporation ("Company"), and Brent M. Phares, an individual ("Employee").

WHEREAS, Employee and the Company each desire to memorialize in writing, the terms and conditions of Employee's employment as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. **Employment.** Subject to the provisions set forth in Section 6, Company hereby agrees and promises to employ Employee and Employee hereby agrees to remain employed by Company for a period of two (2) years (the "Term") commencing on July 1, 2007 (the "Term") on the terms and conditions set forth herein. The Term shall be automatically extended for successive one (1) year terms, unless either party provides notice to the other at least ninety (90) days prior to the expiration of the Term or any extension of the Term of his or its intention not to renew this Agreement. The portion of the Term or any extension of the Term during which the Employee is actually employed by the Company under this Agreement is referred to as the "Employment Period."

2. **Position.** During the Employment Period, Employee shall serve as the Company's Vice President of Marketing and shall report to the President of Company (the "President"). Employee shall have the normal duties, responsibilities and authority commensurate with his position and as may be assigned to him by the President. Employee shall devote such time and services to Company as are reasonably necessary to perform the duties of his position pursuant to this Agreement, with fidelity, to the best of his ability, and in the best interest of Company. As a general guideline, Employee shall devote approximately 80% of his working time towards marketing activities (which shall include, but are not limited to, meeting with prospective clients, writing proposals, preparing technical papers, and giving technical presentations), 10% of his working time towards engineering operations (which shall include, but is not limited to, reviewing and approving engineering reports and mentoring/overseeing junior engineers), and 10% of his working time towards general company administration at the pleasure and direction of the President.

3. **Base Salary**. As compensation for Employee's services hereunder, Company agrees to pay Employee a base salary (the "Base Salary") that is graduated over the length of this Agreement to reflect Employee's increasing effort in Company business. For calendar year 2007, Employee's Base Salary shall be Thirteen Thousand One Hundred Twenty-Five Dollars ($13,125) per month. Beginning January 1, 2008 and through the end of 2008, his Base Salary shall be Fifteen Thousand Nine Hundred Thirty-Seven Dollars and Fifty Cents ($15,937.50) per month. Beginning January 1, 2009 through the

end of 2009, Employee shall be paid Sixteen Thousand Eight Hundred Seventy Five Dollars ($16,875) per month. Beginning January 1, 2010 and for the remainder of the Employment Period, if any, Employee shall be paid Eighteen Thousand Seven Hundred Fifty Dollars ($18,750) per month. The Base Salary shall be payable in accordance with the Company's regular payroll practices and shall be less all applicable withholdings and deductions. Any increases in the Base Salary not specifically set forth in this Agreement will be at the sole discretion of the Company's Board of Directors.

4. **Benefits.**

4.1 During the Employment Period, Employee shall be entitled to participate in and to receive benefits under, any benefit plans, arrangements or policies made available by the Company to its employees generally and to its Vice Presidents, subject to and on a basis consistent with the terms, conditions and overall administration of each such plan, arrangement or policy. Such benefits shall include, but not be limited to, medical, dental, life and disability insurance benefits, and participation in Company's pension plan and profit-sharing plan.

4.2 Employee shall accrue four (4) weeks paid vacation each calendar year of the Employment Period on a prorated basis. Unused vacation days may be carried over from year to year until Employee has accrued eight (8) weeks of paid vacation. Once vacation accrual reaches the maximum of eight (8) weeks, accrual will stop until Employee's vacation balance is less than eight (8) weeks. Should the Company adopt a vacation policy, Employee's vacation shall be subject to the terms and conditions of such policy. Any accrued but unused vacation shall be paid to Employee on termination of his employment, up to eight (8) weeks.

4.3 Employee shall be entitled to such holidays as are established by Company for all employees.

4.4 Company reserves the right to modify, suspend or discontinue any and all of the benefits, benefit plans, policies, and practices set forth in this Section 4 at any time without notice to or recourse by Employee, so long as such action is taken generally with respect to other similarly situated persons and does not single out Employee.

5. **Expense Reimbursement**. Employee shall be entitled to reimbursement from the Company for all reasonable and necessary business expenses incurred by Employee in performing his duties hereunder on behalf of the Company, subject to, and consistent with, the Company's policies for expense payment and reimbursement, as are in effect from time to time. Reimbursement shall be made with reasonable promptness following Employee's submission of an expense report and appropriate receipts and his compliance with any other requirements set forth in Company's expense reimbursement policies.

6. **Termination of Employment**. Employee's employment hereunder (and the Employment Period) shall terminate as provided in Section 1 hereof, unless earlier terminated in accordance with this Section 6.

6.1 **For Cause Termination.** Company may terminate this Agreement (and the Employment Period) at any time for "Cause" by providing Employee with written notice of termination. Company shall have "Cause" to terminate Employee's employment if Employee: (a) commits any act of theft, fraud or breach of fiduciary duty; (b) discloses Company confidential information or breaches his Proprietary Information and Inventions Agreement with Company; (c) commits an act of gross carelessness or gross misconduct; (d) unjustifiably and materially neglects his duties under this Agreement; (f) is convicted of a felony or any crime against Company; (g) fails to comply with, observe, or carry out Company's rules, regulations, policies as are in effect from time to time, including (without limitation) those regarding conflicts, potential conflicts of interests or the appearance of a conflict of interest, in any case causing or likely to cause harm to Company; or (h) engages in conduct that Employee knows or should know is or is likely to be materially injurious to the Company. A termination by Company for any reason other than the reasons set forth in this Section 6.1 and Section 6.4 below, shall be a termination "Without Cause".

6.2 **Termination by Employee.** Employee may terminate his employment (and the Employment Period) by providing Company with written notice of termination at least thirty (30) days in advance of his final day of employment. In such a case, Company shall have the option of accelerating Employee's termination date so that Employee's employment (and the Employment Period) terminates earlier, so long as Employee is paid his Base Salary through the thirty (30) day notice period.

6.3 **Termination by Company Without Cause**. Company may terminate Employee's employment (and the Employment Period) Without Cause by providing Employee with written notice of termination at least thirty (30) days in advance. In such a case, Company shall have the option of accelerating Employee's termination date so that Employee's employment (and the Employment Period) terminates earlier, so long as Employee is paid his Base Salary through the thirty (30) day notice period.

6.4 **Termination Due to Death or Disability**. Employee's employment hereunder (and the Employment Period) shall terminate upon (i) the death of Employee and (ii) at the option of Company, upon not less than fifteen days' prior notice to Employee or Employee's personal representative or guardian (if applicable), if Employee becomes disabled. Employee shall be considered disabled if Employee is unable to substantially perform, with or without a reasonable accommodation, his material duties under this Agreement by reason of one or more physical or mental impairments. Employee hereby consents to furnish medical certification regarding the existence of a disability, as may be reasonably requested by the Company. The determination of whether Employee is disabled shall be made in accordance with applicable federal and state law.

7. **Pay on Termination**

7.1 If Employee's employment is terminated by Company for Cause or if Employee elects to terminate his employment, Employee shall receive his Base Salary and any accrued but unused vacation earned through his termination date. Except for any

vested benefit entitlements and any payments or benefits required by applicable law, Employee shall not be entitled to any other payments, benefits, or compensation from Company.

7.2 If Employee's employment is terminated by Company Without Cause or Employee's employment terminates due to Employee's death or disability (as described in Section 6.4 above), in addition to the payments specified in Section 7.1, Company shall continue to pay Employee, or his estate if Employee is deceased, Employee's then current Base Salary for four and one half months (135 days).. The four and one half months of continued Base Salary shall be referred to herein as the "Severance." The Severance shall be paid in accordance with the Company's normal payroll schedule and shall be less any required withholdings and deductions. Payment of the Severance is conditioned upon Employee's (or, in the case of his death or incapacity, his estate's) execution of a general release of all claims against Company in a form provided by Company (the "Release"), and the Release becoming effective and enforceable in accordance with its terms.

8. **Confidential and Proprietary Information.** As a condition of Employee's employment hereunder, Employee agrees that he shall execute and at all times remain bound by Company's Proprietary Information and Inventions Agreement ("PIIA"), a copy of which is attached hereto as Exhibit A. Employee's obligations under the PIIA shall survive the termination of this Agreement.

9. **Devotion to Company's Business.**

9.1 Subject to the exceptions set forth herein, Employee shall devote the requisite levels of his time, ability, and attention to the business of Company during the Employment Period that is necessary to effectively and efficiently execute all job responsibilities set forth herein. Employee may devote time and attention to other activities that do not compete with Company or interfere with Employee's obligations, duties and responsibilities to Company hereunder.

9.2 During the Employment Period, Employee shall not engage in any other business activities or pursuits whatsoever, or directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, that competes or could compete with Company or interfere with Employee's obligations, duties and responsibilities to Company hereunder, without the prior written consent of Company's Board of Directors. However, the expenditure of reasonable amounts of time for educational or charitable activities shall not be deemed a breach of this Agreement if those activities do not materially interfere with the services required under this Agreement and shall not require the prior unanimous written consent of Company's Board of Directors.

9.3 This Agreement shall not be interpreted to prohibit Employee from making passive personal investments or conducting private business affairs if those activities do not interfere or conflict with the services required under this agreement. However, during the term of Employee's employment, Employee shall not directly or indirectly acquire,

hold, or retain any interest in any business competing with or similar in nature to the existing or anticipated business of Company.

10. **Notices** .

Any notices to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery, facsimile or overnight mail. Notices shall be addressed to the parties at the addresses below. Such notice or communication shall be deemed to have been given or made, as of the date of delivery, as evidenced by a signed declaration under penalty of perjury in the event of personal delivery, as evidenced by a facsimile confirmation sheet in the event of facsimile delivery, or as evidenced by proof of overnight delivery in the event of delivery by overnight courier.

| | |
|---|---|
| If to Employer: | Material Technologies, Inc.<br>11661 San Vicente Boulevard, Suite 707<br>Los Angeles, CA 90049<br>Facsimile: (310) 473-3177 |
| with a copy to: | Morgan Lewis & Bockius<br>1 Market, Spear St. Tower<br>San Francisco, CA 94105<br>Attn: Tracy Parola, Esq.<br>Facsimile: (415) 442-1000 |
| If to Employee: | Brent M. Phares<br>702 NW Boulder Brook Dr.<br>Ankeny, IA 50023<br>Facsimile: (515) 294-0467 |

11. **Further Assurances**. Employee agrees to execute and deliver such further documents and instruments and do such further acts and things as Company may reasonably request to carry out the purposes and intents of this Agreement.

12. **Entire Agreement of the Parties/Modification**. This Agreement and the PIIA supersede and replace any and all agreements, either oral or written, between the parties hereto with respect to Employee's employment with Company and contain all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Any modification of this Agreement will be effective only if it is in a dated writing signed by Employee and Company.

13. **Waiver**. Either Party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provisions or prevent that party thereafter from enforcing such provision or any other provision of this Agreement.

14. **Severable Provisions.** The intent of each of Company and Employee is that the restrictions and limitations on each of Company and Employee described herein shall

apply and be enforceable to the fullest extent allowed by law and shall under no circumstances be terminated in full in the event that any portion of such limitations or restrictions exceed applicable law. In the event any court of competent jurisdiction determines that any of the provisions hereof exceed any applicable geographical, temporal or other legal or equitable limitations or restrictions, then such court is hereby authorized and requested by the parties to "blue pencil" or otherwise reform the applicable limitations and restrictions, and this Agreement shall thereupon be deemed to be reformed, only to the minimum extent necessary to meet such legal or equitable limitations and restrictions. The illegality, invalidity or unenforceability of any term or provision of this Agreement shall have no effect on any other term or provision of this Agreement.

15. **Governing Law**. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

16. **Assignment**. This Agreement and the respective rights and obligations hereunder may not be assigned by either party hereto without the express written consent of the other party, except that Company shall be permitted to assign this Agreement to any successor to all or any substantial portion of the business of Company. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted assigns and successors by operation of law.

17. **Captions and Interpretations**. Paragraph titles or captions contained herein are inserted as a matter of convenience and for reference only, and in no way define, limit, extend or describe the scope of this Agreement or any provision hereof. This Agreement is to be interpreted without regard to the draftsman. The terms and intent of this Agreement, with respect to the rights and obligations of Employee and Company, shall be interpreted and construed on the express assumption that each party participated equally in its drafting.

18. **Agreement Survives Combination or Dissolution**. This Agreement shall not be terminated by any merger in which Company is not the surviving or resulting corporation, or on any transfer of all or substantially all of Company's assets. In the event of any such merger or transfer of assets, the provisions of this Agreement shall be binding on and inure to the benefit of the surviving business entity or the business entity to which such assets shall be transferred.

19. **Arbitration & Venue.** Company and Employee agree that, should any dispute arise between them, such dispute shall be resolved by arbitration in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association. Such rules can be found at www.adr.org and a copy of these rules can be obtained from Company. Arbitration shall be conducted in Los Angeles County, California and the parties hereby submit to the jurisdiction thereof. Arbitration shall be instead of any civil litigation; this means that Company and Employee waive any right to a jury trial, and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law. Any court having jurisdiction may enter judgment upon any award rendered by the arbitrator. The aggrieved party must initiate any arbitration proceedings within the statute

of limitations applicable to each claim. Failure to do so within this time period would constitute a waiver of any and all claims arising from the alleged wrongful act or omission. The arbitrator's fee will be borne solely by Company. Additionally, Company will bear all other costs related to the arbitration, assuming such costs are not expenses that Employee would be required to bear if he were bringing the action in a court of law. The prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled.

20. **Representations by Employee.** Employee represents and warrants that he: (i) is not subject to any pre-existing contractual or other legal obligation with any person, company or business enterprise that may be an impediment to his employment with, or your providing services to, the Company as its employee; (ii) has not and shall not bring onto Company premises, or use in the course of his employment with the Company, any confidential or proprietary information of another person, company or business enterprise to whom he previously provided services; and (iii) he is not relying on any representations, promises or agreements not expressly contained in this Agreement and that his decision to enter into this Agreement is based on his own independent investigation and judgment concerning the Company, its future prospects, and the opportunity employment with the Company may provide.

21. **Counterparts**. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but such counterparts, when taken together, shall constitute but one (1) Agreement.

IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers or other authorized signatory, have executed this Amendment as of the date first above written. This agreement may be signed in counterparts and facsimile signatures are treated as original signatures.

**"Company"**

Material Technologies, Inc,
a Delaware corporation
By: Robert Bernstein
Signature: [signature]

Date: 6/11/07

**"Employee"**

Brent M. Phares,
an individual

Signature: [signature]

Date: 6/4/2007